Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact
Steve Brett, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

BAXTER REPORTS FIRST-QUARTER 2020 RESULTS

•First-quarter revenue of $2.8 billion increased 6% on a reported basis and 8% on both a constant currency and operational basis
•First-quarter U.S. GAAP earnings per share (EPS) of $0.64 declined 3 percent; Adjusted EPS of $0.82 increased 9 percent1
•Company continues to take rapid action on multiple fronts in response to COVID-19 pandemic

DEERFIELD, Ill., APRIL 30, 2020 – Baxter International Inc. (NYSE:BAX), a leading global medical products company, today reported results for the first quarter of 2020.
“Baxter’s medically essential portfolio puts us on the front lines of the COVID-19 pandemic, and our deepest gratitude goes to the healthcare providers and first responders battling the spread and impact of COVID-19. Thanks as well to Baxter’s 50,000 employees, whose tireless efforts are making a meaningful difference for patients around the world,” said José (Joe) E. Almeida, chairman and chief executive officer. “In response to the COVID-19 pandemic, we saw significant increases in demand for several products, particularly in the latter part of the first quarter. While the pandemic poses continued challenges, our ongoing transformation has strengthened our ability to respond to this global healthcare crisis while advancing our strategic priorities in line with our Mission to Save and Sustain Lives.”

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1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

First-Quarter Financial Results
Worldwide sales in the first quarter totaled approximately $2.8 billion, an increase of 6% on a reported basis and 8% on both a constant currency and operational basis. Operational sales in the first quarter exclude the impact of foreign exchange and the company’s recent acquisition of Seprafilm.
Sales in the U.S. totaled $1.2 billion, increasing 9% on a reported basis and 8% on an operational basis. International sales of $1.6 billion increased 4% on a reported basis and 8% on both a constant currency and operational basis. Growth across all six of Baxter’s Global Business Units (GBUs) and three geographic segments contributed to positive performance in the quarter. In addition, sales in the quarter reflected increased demand for select product lines in response to the global COVID-19 pandemic. These products include Baxter’s continuous renal replacement therapy (CRRT) portfolio, IV solutions, certain generic injectables and parenteral nutrition therapies.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s GBUs and geographic segments.
For the first quarter, net income attributable to Baxter was $332 million, or $0.64 per diluted share, a decline of 3 percent on a U.S. GAAP (Generally Accepted Accounting Principles) basis. These results include special items totaling $93 million after-tax, which were primarily related to intangible asset amortization and acquisition and integration expenses. On an adjusted basis, Baxter’s first quarter net income totaled $425 million, or $0.82 per diluted share. Adjusted earnings per diluted share advanced 9% in the quarter, driven by solid operational performance.
Response to COVID-19 Pandemic
The COVID-19 pandemic is challenging communities and healthcare systems around the world. It is also creating unprecedented demand for multiple Baxter products. As outlined in the company’s April 15, 2020, press release and April 20, 2020, update on Baxter.com, Baxter is taking urgent steps to address the needs of patients, clinicians, employees and communities:
•The company has boosted capacity and production to help address surging demand, with all facilities manufacturing products used in COVID-19 patient care currently running 24 hours a day, seven days a week. It is also partnering with vendors on a component-by-component basis to procure additional raw materials and parts to support increased production.

•The company has increased its access to air freight capacity, partnering with its logistics providers to fly critically needed medical devices and medicines via “airbridge” back and forth between the U.S. and Europe.
•Baxter’s staged pandemic response plan is active across all facilities globally. The response plan includes protective measures for employees such as enhanced infection control actions, remote working arrangements for office-based employees, restricted travel, symptom screening at building entrances, and use of personal protective equipment. Manufacturing operations have also been modified to limit interactions between employee groups.
•The company is actively recruiting for up to 2,000 additional permanent and temporary employees globally to help bolster production in response to increased product demand.
•The Baxter International Foundation is providing more than $2 million in financial support for humanitarian relief organizations on the front lines of the pandemic globally.
Business Highlights2
Baxter continues to achieve notable strategic milestones in pursuit of its Mission for patients. Among recent highlights, the company:
•Received U.S. FDA emergency use authorization (EUA) for the Oxiris filter set. Oxiris is the only filter set available in the U.S. designed to reduce pro-inflammatory cytokine levels in the blood, including for use in CRRT, for confirmed COVID-19 cases admitted to the ICU with confirmed or imminent respiratory failure who require blood purification. The FDA has not cleared or approved the Oxiris filter set; rather, the EUA authorizes the use of Oxiris during the COVID-19 pandemic.
•Acquired toSense, a California-based technology company focused on developing sensors and software for broad applications in non-invasive patient monitoring. toSense brings technology and expertise that is expected to be instrumental in Baxter’s development and launch of leading-edge monitoring innovations.
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2See links to original press releases for additional product information.

•Signed a partnership with MedAware, a specialist in clinical big-data analytics and machine learning algorithms that offers artificial intelligence (AI)-based safety software for detecting medication-related errors. This collaboration is intended to support Baxter’s development of next-generation infusion pump dose error reduction software for integration directly into Baxter’s infusion pumps and hospital enterprise connectivity solution.
•Launched a new generation of Baxter’s Peri-Strips Dry with Veritas Collagen Matrix (PSDV) surgical product, known as PSDV with Secure Grip. Now available with “peel and secure” technology, this new generation of PSDV is two times faster to prepare compared to the previous version and another staple line reinforcement product.
•Issued $1.25 billion of long-term debt to further strengthen the company's balance sheet and provide additional liquidity in light of the global COVID-19 pandemic.
2020 Financial Outlook
Given the high-degree of uncertainty around the potential financial impacts from the COVID-19 pandemic on Baxter’s operations, the company is not in a position to provide guidance for the second quarter or full-year 2020 at this time. As the quarter progresses, Baxter may to provide additional information regarding its operations as appropriate.
A webcast of Baxter’s first-quarter 2020 conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CST on April 30, 2020. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients and caregivers rely on Baxter’s leading portfolio of critical care, nutrition, renal, hospital and surgical products. For more than 85 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers that make it happen. With products, technologies and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter ended March 31, 2020, operational sales growth excludes the impact of foreign exchange and the company’s recent acquisition of Seprafilm. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remain constant and excluding the impact of the company’s recent acquisition of Seprafilm.
For the quarter ended March 31, 2020, special items include intangible asset amortization, business optimization charges, acquisition and integration expenses, expenses related to European medical devices regulation and investigation and other related costs. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results and business development activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products; product development risks; product quality or patient safety concerns; continuity, availability and pricing of acceptable raw materials and component supply; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, regulatory actions or otherwise); the impact of global economic conditions (including potential trade wars) and public health crises and epidemics, such as the novel strain of coronavirus (COVID-19), on us and our customers and suppliers, including foreign governments in countries in which we operate; breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; the adequacy of the company’s cash flows from operations (which may be negatively impacted by collectibility concerns as a result of the COVID-19 pandemic or otherwise) and other sources of liquidity to meet its ongoing cash obligations and fund its investment program; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including the FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at our Ahmedabad facility or proceedings related to the investigation related to foreign exchange gains and losses; the outcome of pending or future litigation, including the opioid litigation and litigation related to our internal investigation of foreign exchange gains and losses; the impacts of the material weakness identified as a result of the internal investigation and our remediation efforts, including the risk that we may experience additional material weaknesses or other deficiencies; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end stage renal disease market and demand for our peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; accurate identification of and execution on business development and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical and Seprafilm Adhesion Barrier from Sanofi); future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; fluctuations in foreign exchange and interest rates; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the United States and potential taxes associated with the Base Erosion and Anti-Abuse Tax; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filing on Form 10-K and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Oxiris, Peri-Strips Dry, Seprafilm, toSense and Veritas are registered trademarks of Baxter International Inc.

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BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended March 31, 2020 and 2019 (As Restated)
(unaudited)
(in millions, except per share and percentage data)

	Q1 2020		Q1 2019		Change
NET SALES	$2,802		$2,638		6%
COST OF SALES	1,639		1,558		5%
GROSS MARGIN	1,163		1,080		8%
% of Net Sales	41.5%		40.9%		0.6 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	628		601		4%
% of Net Sales	22.4%		22.8%		(0.4 pts)
RESEARCH AND DEVELOPMENT EXPENSES	146		129		13%
% of Net Sales	5.2%		4.9%		0.3 pts
OTHER OPERATING INCOME, NET	(20)		(33)		NM
OPERATING INCOME	409		383		7%
% of Net Sales	14.6%		14.5%		0.1 pts
INTEREST EXPENSE, NET	21		18		17%
OTHER (INCOME) EXPENSE, NET	10		(21)		NM
INCOME BEFORE INCOME TAXES	378		386		(2)%
INCOME TAX EXPENSE	45		44		2%
% of Income Before Income Taxes	11.9%		11.4%		0.5 pts
NET INCOME	333		342		(3)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1		—		NM
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	332		342		(3)%

EARNINGS PER SHARE
Basic	$0.65		$0.67		(3)%
Diluted	$0.64		$0.66		(3)%

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	507		512
Diluted	516		522

ADJUSTED OPERATING INCOME (excluding special items)	$528	A	$449	A	18%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)	$497	A	$452	A	10%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)	$425	A	$394	A	8%
ADJUSTED DILUTED EPS (excluding special items)	$0.82	A	$0.75	A	9%
A Refer to page 8 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
Three Months Ended March 31, 2020
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended March 31, 2020 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,163	$628	$146	$(20)	$409	$378	$45	$333	$332	$0.64
Reported percent of net sales (or percent of income before taxes for income tax expense)	41.5%	22.4%	5.2%	(0.7)%	14.6%	13.5%	11.9%	11.9%	11.8%
Intangible asset amortization[1]	52	—	—	—	52	52	11	41	41	0.08
Business optimization items[2]	10	(21)	(1)	17	15	15	3	12	12	0.02
Acquisition and integration expenses[3]	7	(3)	(21)	3	28	28	6	22	22	0.04
European medical devices regulation[4]	6	—	—	—	6	6	2	4	4	0.01
Investigation and other related costs[5]	3	(14)	(1)	—	18	18	4	14	14	0.03
Adjusted	$1,241	$590	$123	$—	$528	$497	$71	$426	$425	$0.82
Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	44.3%	21.1%	4.4%	—%	18.8%	17.7%	14.3%	15.2%	15.2%

The company’s U.S. GAAP results for the three months ended March 31, 2019 included special items which impacted the U.S. GAAP measures as follows:

	As Restated
	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income Before Taxes	Income Tax Expense	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,080	$601	$129	$(33)	$383	$386	$44	$342	$342	$0.66
Reported percent of net sales (or percent of income before taxes for income tax expense)	40.9%	22.8%	4.9%	(1.3)%	14.5%	14.6%	11.4%	13.0%	13.0%
Intangible asset amortization[1]	43	—	—	—	43	43	10	33	33	0.06
Business optimization items[2]	19	(8)	(11)	—	38	38	8	30	30	0.06
Acquisition and integration expenses[3]	5	(5)	(4)	—	14	14	3	11	11	0.02
European medical devices regulation[4]	4	—	—	—	4	4	1	3	3	0.00
Insurance recoveries from a legacy product-related matter[6]	—	—	—	33	(33)	(33)	(8)	(25)	(25)	(0.05)
Adjusted	$1,151	$588	$114	$—	$449	$452	$58	$394	$394	$0.75
Adjusted percent of net sales (or adjusted percent of income before taxes for income tax expense)	43.6%	22.3%	4.3%	0.0%	17.0%	17.1%	12.8%	14.9%	14.9%

1The company’s results in 2020 and 2019 included intangible asset amortization expense of $52 million ($41 million, or $0.08 per diluted share, on an after-tax basis) and $43 million ($33 million, or $0.06 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2020 and 2019 included charges of $32 million ($29 million, or $0.05 per diluted share, on an after-tax basis) and $38 million ($30 million, or $0.06 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. Additionally, we recorded a gain of $17 million ($17 million, or $0.03 per diluted share, on an after-tax basis) in 2020 for property we sold in conjunction with our business optimization initiatives.
3The company’s results in 2020 included $28 million ($22 million, or $0.04 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Cheetah Medical and Seprafilm and the purchase of in-process R&D assets, partially offset by the change in the estimated fair value of contingent consideration liabilities. The company’s results in 2019 included $14 million ($11 million, or $0.02 per diluted share, on an after-tax basis) of acquisition and integration expenses. This included acquisition and integration expenses related to the company's acquisitions of Claris and the RECOTHROM and PREVELEAK products in prior periods and the purchase of in-process R&D assets.
4The company’s results in 2020 and 2019 included costs of $6 million ($4 million, or $0.01 per diluted share, on an after-tax basis) and $4 million ($3 million, or $0.00 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that are scheduled to become effective in 2020.
5The company’s results in 2020 included costs of $18 million ($14 million, or $0.03 per diluted share, on an after-tax basis) for investigation and related costs. This included costs related to the company's investigation of foreign exchange gains and losses associated with certain intra-company transactions. Additionally, the company recorded incremental stock compensation expense as it extended the terms of certain stock options that were scheduled to expire in the first quarter of 2020.
6The company's results in 2019 included a benefit of $33 million ($25 million, or $0.05 per diluted share, on an after-tax basis) related to its allocation of insurance proceeds received pursuant to a settlement and cost-sharing arrangement for a legacy product-related matter.
For more information on the company's use of non-GAAP financial measures in this press release, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
Periods Ending March 31, 2020 and 2019 (As Restated)
(unaudited)
($ in millions)

	Q1 2020	Q1 2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,499	$1,409	6%	8%
EMEA	754	707	7%	10%
APAC	549	522	5%	9%
Total Baxter	$2,802	$2,638	6%	8%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Sales by GBU
Periods Ending March 31, 2020 and 2019 (As Restated)
(unaudited)
($ in millions)

	Q1 2020	Q1 2019	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$870	$854	2%	4%
Medication Delivery ²	690	634	9%	10%
Pharmaceuticals ³	527	510	3%	6%
Clinical Nutrition [4]	220	205	7%	10%
Advanced Surgery [5]	224	199	13%	14%
Acute Therapies [6]	156	129	21%	23%
Other[7]	115	107	7%	9%
Total Baxter	$2,802	$2,638	6%	8%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes primarily sales of contract manufacturing services from the company’s pharmaceutical partnering business.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
GBU Sales by U.S. and International
Periods Ending March 31, 2020 and 2019 (As Restated)
(unaudited)
($ in millions)

	Q1 2020			Q1 2019			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$204	$666	$870	$192	$662	$854	6%	1%	2%
Medication Delivery	461	229	690	406	228	634	14%	0%	9%
Pharmaceuticals	231	296	527	232	278	510	(0)%	6%	3%
Clinical Nutrition	82	138	220	77	128	205	6%	8%	7%
Advanced Surgery	137	87	224	120	79	199	14%	10%	13%
Acute Therapies	60	96	156	48	81	129	25%	19%	21%
Other	42	73	115	45	62	107	(7)%	18%	7%
Total Baxter	$1,217	$1,585	$2,802	$1,120	$1,518	$2,638	9%	4%	6%

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Q1 2020	Q1 2019 (As Restated)
Cash flows from operations - continuing operations	$274	$134
Capital expenditures	(172)	(193)
Free cash flow - continuing operations	$102	($59)
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales As Reported to Operational Sales
From The Three Months Ended March 31, 2019 to The Three Months Ended March 31, 2020
(unaudited)

	Q1 2020*
	Net Sales As Reported	Seprafilm	FX	Operational Sales
Renal Care	2%	0%	2%	4%
Medication Delivery	9%	0%	1%	10%
Pharmaceuticals	3%	0%	3%	6%
Clinical Nutrition	7%	0%	3%	10%
Advanced Surgery	13%	(7)%	1%	8%
Acute Therapies	21%	0%	2%	23%
Other	7%	0%	2%	9%
Total Baxter	6%	0%	2%	8%

U.S.	9%	(1)%	0%	8%
International	4%	0%	4%	8%
*Totals may not add across due to rounding
Change in operational sales is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures in this press release, please see the Non-GAAP Financial Measures section of this press release.